UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 14, 2009

(Date of earliest event reported: January 9, 2009)

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Seaport Boulevard, Suite 500

Redwood City, California 94063

(Address of principal executive offices) (Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 below is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2009, the Board of Directors (the “Board”) of Threshold Pharmaceuticals, Inc. (the “Company”), based upon the approval and recommendation of the Board’s Compensation Committee (the “Committee”), approved the payment of bonuses to the Company’s executive officers for services rendered to the Company during the fiscal year ended December 31, 2008 in the following amounts: Harold E. Selick, the Company’s Chief Executive Officer—$50,000 (acted on and approved solely by the independent members of the Board), John G. Curd, the Company’s President and Chief Medical Officer—$50,000, Mark D. Matteucci, the Company’s Senior Vice President, Discovery Research—$30,000, Stewart M. Kroll, the Company’s Vice President, Biostatistics and Clinical Operations—$35,000, and Joel A. Fernandes, the Company’s Senior Director, Finance and Controller—$15,000.

Second, the Board, based upon the approval and recommendation of the Committee, approved an increase to Messrs. Kroll and Fernandes’ base salaries, effective January 1, 2009, to $249,600 and 208,000, respectively.

Third, the Board, based upon the approval and recommendation of the Committee, granted an incentive stock option to each of the Company’s executive officers under the Company’s 2004 Amended and Restated Equity Incentive Plan (the “Plan”) and pursuant to the standard form of Option Exercise and Stock Purchase Agreement under the Plan, which form was filed as Exhibit 10.25 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 17, 2006. Each option is exercisable for the following number of shares of the Company’s common stock (“Common Stock”): Dr. Selick – 70,000 shares, Dr. Curd – 35,000 shares, Dr. Matteucci – 25,000 shares, Mr. Kroll – 20,000 shares and Mr. Fernandes, 10,000 shares. Each of these options has a term of 10 years and a vesting commencement date of January 9, 2009. The shares of Common Stock subject to each option will vest as to 1/48th of the shares on a monthly basis such that the options are 100% vested as of January 9, 2013, assuming such executive officer continues to remain an employee of the Company. The exercise price per share for each option is $0.79 per share, the closing sales price of the Company’s Common Stock on the NASDAQ Capital Market on the date of grant.

Finally, the Board, based upon the approval and recommendation of the Committee, granted an incentive stock option to each of the Company’s non-employee directors (Jeffrey W. Bird, Bruce C. Cozadd, William A. Halter, David R. Hoffman, Wilfred E. Jaeger and George G.C. Parker) under the Plan and pursuant to the standard form of Option Exercise and Stock Purchase Agreement under the Plan, which form was filed as Exhibit 10.25 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 17, 2006. Each option is exercisable for 10,000 shares of Common Stock. Each of these options has a term of 10 years and a vesting commencement date of January 9, 2009. The shares of Common Stock subject to each option will vest as to 1/12th of the shares on a monthly basis such that the options are 100% vested as of January 9, 2010, assuming such directors continue to remain in service to the Company. The exercise price per share for each option is $0.79 per share, the closing sales price of the Company’s Common Stock on the NASDAQ Capital Market on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ JOEL A. FERNANDES
Joel A. Fernandes
Senior Director, Finance and Controller
(Principal Accounting and Financial Officer)

Date: January 14, 2009